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        Index of Financial Statements and Exhibits to be Filed in EDGAR
        ---------------------------------------------------------------

A-1 Financial statements of GPU Advanced Resources, Inc. for the quarter ended June 30, 2000.

C.       Certificate of GPU, Inc.